UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 13, 2006

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

500 Post Road East, Suite 320, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a) Terex Corporation (“Terex” or the “Company”) and Ronald M. DeFeo, the Chairman, President and Chief Executive Officer of Terex, have entered into a Life Insurance Agreement dated as of October 13, 2006 (the “Insurance Agreement”). The Insurance Agreement replaces a similar life insurance arrangement between the parties that is being terminated. A copy of the Insurance Agreement is filed as Exhibit 10.1 to this Form 8-K. The following summary is qualified in its entirety by reference to the attached Insurance Agreement.

Pursuant to the Insurance Agreement, the Company shall apply for conversion of a term life insurance policy to a universal life policy in the initial face amount of $10,000,000. The life insurance policy will be owned by Terex, and the Company shall pay all premium payments on the life insurance policy. The Trustee of the Ronald M. DeFeo 1996 Life Insurance Trust shall have the right to designate a beneficiary or beneficiaries to receive the insurance proceeds on Mr. DeFeo’s death, subject to the Company’s right to first receive a certain portion of the insurance proceeds pursuant to the terms of the Insurance Agreement.

(b) Terex and Robert R. Wilkerson, the Executive Vice President and Chief Change Officer of the Company, have entered into a Letter Agreement dated as of October 13, 2006 (the “Wilkerson Letter”). A copy of the Wilkerson Letter is filed as Exhibit 10.2 to this Form 8-K. The following summary is qualified in its entirety by reference to the attached Wilkerson Letter.

Pursuant to the Wilkerson Letter, Mr. Wilkerson, who also served as President of the Terex Aerial Work Platforms segment through October 1, 2006, will assist with the transition of his duties to Tim Ford, who joined the Company on October 2, 2006 as President of the Terex Aerial Work Platforms segment, through December 31, 2006. Effective January 1, 2007, Mr. Wilkerson’s responsibilities will be to assist Terex with customer and other growth initiatives. At that time, Mr. Wilkerson will receive a base salary of $250,000 per year, will be eligible to participate in Terex’s management bonus plan with a target set at 50% of his base salary and will be eligible to participate in certain of the Company’s benefit programs.

The Wilkerson Letter requires Mr. Wilkerson to keep certain information of the Company confidential during his employment and thereafter. The Wilkerson Letter also contains an agreement by Mr. Wilkerson not to compete with the business of the Company during his term of employment with the Company and for a period of eighteen months thereafter. In addition, Mr. Wilkerson agrees that he will not at any time during the period of his employment with the Company and for a period of eighteen months thereafter, directly or indirectly, engage in any business or own or control any interest in, or act as a director, officer, employee, agent or consultant of competitors of the Company.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Life Insurance Agreement, dated as of October 13, 2006, between Terex Corporation and Ronald M. DeFeo.

10.2	Letter Agreement, dated as of October 13, 2006, between Terex Corporation and Robert R. Wilkerson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2006

TEREX CORPORATION

By: /s/ Phillip C. Widman
Phillip C. Widman
Senior Vice President
and Chief Financial Officer